Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to that certain Employment Agreement between PDS Biotechnology Corporation (the “Company”) and Gregory Conn (the “Executive”) dated June 1, 2019 (the “Employment Agreement”), is made effective June 17, 2021 (the “Amendment Effective Date”) by and between the Company and the Executive.  All defined terms utilized in this Amendment shall have the same meaning as defined in the Employment Agreement, except as otherwise specifically provided herein.

WHEREAS, the Executive is currently employed as the Company’s Chief Scientific Officer pursuant to the Employment Agreement; and

WHEREAS, as of the Amendment Effective Date, the Executive and the Company wish to amend the Employment Agreement pursuant to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to Section V.D. of the Employment Agreement, the Executive and the Company agree as follows:

1.          Effective as of the Amendment Effective Date, the Employment Agreement shall be amended as follows:

1.1.          Section II.A. of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“A.          Base Salary

Executive’s base salary will be $120,000 per year (the “Base Salary”).  The Board will, within every six (6) month period, review Executive’s salary and options grants, as described in Section C below, and future changes in compensation, if any, will be made by the Board in its sole and absolute discretion.  At the beginning of every calendar year Executive and the Company’s Chief Executive Officer will agree on the number of months to be spent by Executive at the Company and Executive’s salary will be adjusted accordingly (as determined by the Board in its sole discretion).  Executive shall work or otherwise provide services for the Company for a minimum of / up to thirty (30) hours per week.”

2.          Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

3.          The Executive acknowledges and agrees that the changes set forth in this Amendment are by mutual agreement of the Executive and the Company and nothing contained herein and no changes contemplated hereby constitute “Good Reason” (as defined in the Employment Agreement).

4.          All other provisions contained in the Employment Agreement are hereby ratified and remain in full force and effect except to the extent set forth in this Amendment, and the Employment Agreement, as amended by this Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to the other in any manner by any oral or written representations, warranties, covenants or agreements as to the subject matter hereof except as specifically set forth herein; provided that, for purposes of clarity, nothing contained herein shall supersede or modify any equity awards and/or grant agreements in place between the Executive and the Company.  All references to the “Agreement” in the Employment Agreement shall mean the Employment Agreement as amended by this Amendment.  Any conflict or ambiguity that arises between this Amendment and the Employment Agreement shall be resolved in favor of this Amendment.

5.          This Amendment shall be effective as of the Amendment Effective Date.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument, which counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Company and the Executive have hereby executed and entered into this Amendment as of the date first written above.

PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank Bedu-Addo, Ph.D.
Name:	Frank Bedu-Addo, Ph.D.
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Gregory Conn
Gregory Conn